Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 11, 2021, Minim, Inc. (the “Company”) entered into an agreement with Zoom Video Communications, Inc. (“Zoom Video”) to sell, and sold, all of the Company’s right, title and interest in the ZOOM® trademark for cash consideration in the amount of $4 million (the “Disposition”).

The following unaudited pro forma financial information gives effect to the Disposition as if the Disposition had occurred on January 1, 2020. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with our unaudited Pro Forma Consolidation Balance Sheet and Pro Forma Consolidated Statement of Operations appearing herein and our historical financial statements and notes hereto as filed in our annual report on Form 10-K and 10-K/A for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021 and April 30, 2021, respectively.

The accompanying unaudited pro forma balance sheet as of December 31, 2020, giving effect to the Disposition, as if the Disposition event had occurred on January 1, 2020. The accompanying unaudited pro forma statement of operations for the twelve months ended December 31, 2020, giving effect to the Disposition as if the Disposition event had occurred on January 1, 2020, the first day of the Company’s calendar year ended December 31, 2020.

The accompanying pro forma adjustments are based on estimates that have been made solely for the purpose of providing unaudited pro forma financial information prepared in accordance with the rules and regulations of the SEC. The unaudited pro forma financial information does not purport to represent the actual results of operations that the Company would have achieved had the Disposition been completed on January 1, 2020.

The Company has prepared the following unaudited pro forma financial information pursuant to the requirements of Rule 8-05 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma financial information is presented to illustrate the transaction accounting adjustments related to the Disposition. The unaudited pro forma financial information is not intended to project the future results of operations that the Company may achieve after the Disposition.

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UNAUDITED PRO FORMA BALANCE SHEET

	As of December 31, 2020 (1)	Pro Forma Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$771,757	$4,000,000	(a)	$4,771,757
Restricted cash	800,000	-		800,000
Accounts receivable, net	9,203,334	-		9,203,334
Inventories, net	16,504,840	-		16,504,840
Prepaid expenses and other current assets	399,119	-		399,119
Total current assets	27,679,050	-		31,679,050

Equipment, net	455,066	-		455,066
Operating lease right-of-use asset, net	86,948	-		86,948
Goodwill	58,872	-		58,872
Intangible assets, net	388,629	-		388,629
Other assets	942,404	-		942,404
Total assets	$29,610,969	$4,000,000		$33,610,969

Current Liabilities
Accounts payable	$11,744,834	$-		$11,744,834
Current maturities of long-term debt	2,507,471	-		2,507,471
Current maturities of operating lease liabilities	65,651	-		65,651
Accrued other expenses	7,465,063	-		7,465,063
Total current liabilities	21,783,019	-		21,783,019

Long-term debt, less current maturities	15,245	-		15,245
Operating lease liabilities, less current maturities	22,235	-		22,235
Total liabilities	$21,820,499	$-		$21,820,499

Stockholders’ (deficit) equity
Common stock: Authorized 40,000,000 shares at $0.01 par value; Issued and outstanding 35,074,922 shares	350,749	-		350,749
Additional paid-in capital	64,526,664	-		64,526,664
Accumulated deficit	(57,086,943)	4,000,000	(a)	(53,086,943)
Total stockholders’ (deficit) equity	7,790,470	4,000,000		11,790,470
Total liabilities and stockholders’ (deficit) equity	$29,610,969	$4,000,000		$33,610,969

(1)	Source: Audited financial statements of Minim, Inc. (formerly known as Zoom Telephonics, Inc.) obtained from the Company’s Form 10-K and Form 10-K/A filed with the SEC for the year ended December 31, 2020.

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UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	Twelve Months Ended December 31, 2020 (1)	Pro Forma Adjustments		Pro Forma

Total revenue	$47,988,549	$-		$47,988,549

Cost of sales	34,382,314	-		34,382,314

Gross profit	13,606,235	-		13,606,235

Operating expenses:
Selling expenses	9,154,685	-		9,154,685
General and administrative expenses	5,443,529	-		5,443,529
Research and development expenses	3,828,223	-		3,828,223
Total operating expenses	18,426,437	-		18,426,437

Operating loss	(4,820,202)	-		(4,820,202)

Other income (expense):
Interest income	1,081	-		1,081
Interest expense	(48,552)	-		(48,552)
Other expense	(21,356)	-		(21,356)
Gain on forgiveness of debt	1,057,330	-		1,057,330
Gain on disposition of tradename	-	4,000,000	(aa)	4,000,000
Total other income	988,503	4,000,000		4,988,503

Income (loss) before income taxes	(3,831,699)	4,000,000		168,301

Income taxes	26,716	-		26,716
Net loss	$(3,858,415)	$4,000,000		$141,585

Basic and diluted net loss per share	$(0.15)	-		$(0.01)

Weighted average common and common equivalent shares (Basic and Diluted)	25,300,976	-		25,300,976

(1)	Source: Audited financial statements of Minim, Inc. (formerly known as Zoom Telephonics, Inc.) obtained from the Company’s Form 10-K and Form 10-K/A filed with the SEC for the year ended December 31, 2020.

ADJUSTMENTS TO UNAUDITED PRO FORMA BALANCE SHEET

(a)	The pro forma adjustments represent the adjustments necessary to reflect the sale proceeds and gain on the sale of the Disposition. The Company did not have a carrying basis in the tradename that was subject to the Disposition.

ADJUSTMENTS TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(aa)	The pro forma adjustments represent the adjustments necessary to reflect the gain on the sale of the Disposition.

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